As Filed With the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_________________

Allient Inc.

(Exact name of Registrant as specified in its charter)

Colorado84-0518115

(State of Incorporation)(I.R.S. Employer Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of principal executive offices) (Zip code)

_________________

Allient Inc. Employees’ Stock Ownership Plan

(Full title of the plan)

_________________

James Michaud, Chief Financial Officer

Allient Inc.

495 Commerce Drive

Amherst, New York 14228
(Name and address of agent for service)

(716) 242-8634

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Michael C. Donlon, Esq.

Bond, Schoeneck & King, PLLC

200 Delaware Avenue, Suite 900

Buffalo, New York 14202

(716) 416-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Specifically, this Form S-8 registers additional shares of the registrant’s Common Stock, no par value (the “Common Stock”), for issuance under the Allient Inc. Employees’ Stock Ownership Plan (the “Plan”). A previously filed Form S-8 (Reg. No. 333-155889) also registered shares of Common Stock for issuance under the Plan and remains effective. Accordingly, pursuant to General Instruction E to Form S-8, this registration statement consists only of the facing page, this explanatory note, required consent and other exhibits, and the signature page. The contents of the above-referenced registration statements are incorporated by reference. The filing fee is being paid with respect to the additional securities only, as set forth in Exhibit 107 filed herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(i)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 5, 2026 (the “Annual Report”), which contains audited financial statements for the Registrant’s latest fiscal year, including the information to be incorporated by reference into the Annual Report from the Registrant’s definitive proxy statement on Schedule 14A, to be filed with the Commission.

(ii)The description of the Registrant’s Common Stock contained in Exhibit 4.1 to Annual Report, including any subsequent amendment or report filed for the purpose of updating that description.

(iii)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than any documents or information deemed to have been “furnished” and not filed in accordance with Commission rules) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Bond, Schoeneck & King, PLLC
23.1	Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touch LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (included on the signature page of this Form S-8)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amherst, New York on March 30, 2026.

ALLIENT INC.

By:	/s/ James Michaud
James Michaud
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Richard S. Warzala and James Michaud his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and as of March 30, 2026.

/x/
Signature	Title
/s/ Richard S. Warzala	President, Chief Executive Officer and Chairman of the Board
Richard S. Warzala
/s/ James Michaud	Chief Financial Officer
James Michaud
/s/ Robert B. Engel	Director
Robert B. Engel
/s/ Richard D. Federico	Director
Richard D. Federico
/s/ Steven C. Finch	Director
Steven C. Finch
/s/ Nicole R. Tzetzo	Director
Nicole R. Tzetzo
/s/ Michael R. Winter	Director
Michael R. Winter